EXHIBIT 99

2Q17

MB FINANCIAL, INC. REPORTS SECOND QUARTER 2017 NET INCOME OF $44.5 MILLION;
LOAN GROWTH OF 21.2% (1) ANNUALIZED

CHICAGO, July 20, 2017 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced second quarter 2017 net income of $44.5 million compared to $54.5 million last quarter and $43.4 million in the second quarter a year ago.  Diluted earnings per common share were $0.50 in the second quarter of 2017 compared to $0.62 last quarter and $0.56 in the second quarter a year ago.

"Loan growth during the quarter was outstanding at more than 20% on an annualized basis," stated Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc.  "The growth was wide-spread, with contributions from nearly all loan generating areas of our company.  Approximately two thirds of the growth was in our commercial loan portfolio.  Loan yields increased nicely in the quarter as well.  The combination of strong loan growth and increased loan yields drove our net interest income and margin higher.  However, we did experience some upward pricing pressure on funding.  Although low cost deposits grew at 6% on an annualized basis, greater loan growth caused our mix in liabilities to shift unfavorably towards borrowings, leading to an increase in our cost of funds.  Overall, we were pleased to see that our net interest margin expanded during the quarter.  We remain highly focused on generating low-cost deposits to fund our loan growth."

Mr. Feiger continued, "Operating earnings decreased this quarter compared to last quarter due in large part to an increase in our provision for credit losses.  This increase in provision was entirely related to loan growth in excess of the prior quarter's loan growth.  Credit quality continues to be exceptional with net recoveries for the second quarter in a row and a decrease in non-performing assets and potential problem loans.  Additionally, we increased our dividend $0.02 to $0.21 per share during the quarter."

"We continue to invest aggressively in better technology as evidenced by the successful implementation of our new commercial online banking system during the quarter.  We have also been investing in business development employees in almost all of our business units to enhance future growth potential," Mr. Feiger further noted.

(1)	Loan growth based on total loans excluding purchased credit-impaired loans.

Operating Earnings (in thousands, except per share data)

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net income - as reported	$44,466	$54,537	$47,191	$44,419	$43,412	$99,003	$82,526
Non-core items, net of tax (1)	3,292	(1,358)	4,656	7,496	1,451	1,934	4,209
Operating earnings	47,758	53,179	51,847	51,915	44,863	100,937	86,735
Dividends on preferred shares	2,002	2,003	2,005	2,004	2,000	4,005	4,000
Operating earnings available to common stockholders	$45,756	$51,176	$49,842	$49,911	$42,863	$96,932	$82,735
Diluted earnings per common share - as reported	$0.50	$0.62	$0.53	$0.54	$0.56	$1.12	$1.06
Diluted operating earnings per common share	$0.54	$0.60	$0.59	$0.63	$0.58	$1.14	$1.12

(1)	Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax.
See "Non-GAAP Financial Information" section for details on non-core items.

Key Items (compared to 1Q17)

Operating Earnings

•
Operating earnings decreased by $5.4 million, or 10.2%, to $47.8 million compared to the prior quarter. This decline was caused by (1) an increased provision for credit losses of $3.6 million, after tax, which was a result of strong loan growth, (2) a $2.5 million increase in tax expense which was a result of a reduction in the tax benefit recorded on stock-based compensation in the second quarter and (3) a decrease in promotional income in our Leasing Segment of $2.6 million, after tax. These reductions in operating earnings were offset by an increase in net interest income of $3.6 million, after tax.

•	Diluted operating earnings per common share were $0.54 compared to $0.60 in the prior quarter.

Loans

•
Loans, excluding purchased credit-impaired loans, increased by $675.4 million (+5.3%, or +21.2% annualized) to $13.5 billion. This increase was due to growth in commercial, lease, commercial real estate, residential real estate and indirect loans, offset by a decrease in construction loans.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 11 basis points to 4.06% from 3.95% in the prior quarter.

Deposits

•	Low cost deposits grew by $179.1 million in the quarter (+1.5%, or +6.0% annualized) to $12.1 billion led by $177.1 million growth in non-interest bearing deposits.

•	Average cost of total deposits increased three basis points to 0.25%.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased by four basis points in the quarter to 3.54%. The increase in the net interest margin was due to higher short-term interest rates partly offset by increased funding costs and an unfavorable shift in the mix of liabilities.

•	Average interest earning assets increased by $430.8 million due to an increase in loan balances.

•	Average cost of funds increased six basis points to 0.39%.

Operating Segments (compared to 1Q17)

Banking

•	Operating earnings were $41.2 million, a decrease of $4.4 million, or 9.7%, compared to the prior quarter.

•	This decrease was due to increased provision for credit losses associated with the loan growth in the quarter.

•	Commercial-related loans increased more than $400 million in the second quarter of 2017.

Leasing

•	Operating earnings were $4.2 million, a decrease of $1.8 million, or 29.6%, compared to the prior quarter.

•
Operating earnings for the quarter decreased due to lower lease financing revenues resulting from decreased promotional income and residual gains partially offset by increased fees from the sale of third-party equipment maintenance contracts.

Mortgage Banking

•	Operating earnings were $2.4 million compared to $1.7 million in the prior quarter.

•	The increase in operating earnings was driven by increased origination revenue due to growth in loan origination volume partly offset by a decrease in gain on sale margin.

•	Residential real estate loans held for investment increased more than $180 million in the second quarter of 2017.

Operating Segments

The Company's operations consist of three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net interest income	$135,982	$131,449	$133,688	$119,685	$112,152	$267,431	$221,760
Provision for credit losses	8,890	3,527	4,193	4,394	2,995	12,417	9,996
Net interest income after provision for credit losses	127,092	127,922	129,495	115,291	109,157	255,014	211,764
Non-interest income:
Lease financing revenue, net	1,326	1,545	1,050	890	789	2,092	1,468
Commercial deposit and treasury management fees	14,499	14,689	14,237	12,957	11,548	29,188	23,426
Trust and asset management fees	8,498	8,520	8,442	8,244	8,236	17,018	16,186
Card fees	4,413	4,566	4,340	4,161	4,045	8,979	7,570
Capital markets and international banking fees	3,586	3,253	4,021	3,313	2,771	6,839	5,998
Other non-interest income	9,655	9,306	9,314	10,252	8,544	18,961	16,332
Total non-interest income	41,977	41,879	41,404	39,817	35,933	83,077	70,980
Non-interest expense:
Salaries and employee benefits expense:
Salaries	44,019	42,120	42,797	38,575	35,951	86,139	70,478
Commissions	1,121	1,107	1,090	1,172	1,424	2,228	2,820
Bonus and stock-based compensation	10,603	10,619	9,535	10,553	10,852	21,222	17,328
Other salaries and benefits (1)	12,698	13,705	13,920	13,657	11,987	26,403	22,990
Total salaries and employee benefits expense	68,441	67,551	67,342	63,957	60,214	135,992	113,616
Occupancy and equipment expense	12,298	12,117	12,765	11,724	10,561	24,415	20,991
Computer services and telecommunication expense	7,976	7,514	8,813	7,418	6,945	14,711	13,391
Professional and legal expense	1,455	1,600	1,281	1,566	2,385	3,055	3,871
Other operating expenses	18,793	18,255	17,430	16,467	16,587	37,048	32,157
Total non-interest expense	108,963	107,037	107,631	101,132	96,692	215,221	184,026
Income before income taxes	60,106	62,764	63,268	53,976	48,398	122,870	98,718
Income tax expense	18,915	17,168	19,422	16,287	14,353	36,083	29,280
Operating earnings	$41,191	$45,596	$43,846	$37,689	$34,045	$86,787	$69,438
Total assets (period end)	$16,320,111	$16,009,339	$16,368,881	$16,453,379	$13,296,238	$16,320,111	$13,296,238

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the second quarter of 2017 decreased $4.4 million compared to the prior quarter.

•
Net interest income increased due to higher loan balances, higher short-term interest rates and an additional day in the quarter. This increase was partly offset by a higher cost of funds primarily due to higher rates paid on borrowings.

•	Provision for credit losses increased due to loan growth in the quarter.

•
Non-interest income was consistent with the prior quarter. Non-interest expense increased due to increased salary expense as a result of annual pay increases as well as an additional day in the quarter.

•	Income tax expense was higher as the prior quarter included a $2.7 million tax benefit recorded for the vesting of restricted shares compared to $221 thousand in the second quarter of 2017.

•	Total assets increased mostly due to the loan growth in the quarter.

•
Excluded from operating earnings for the second quarter of 2017 and for the six months ended June 30, 2017 (and from the table above) were $6.6 million in branch exit and facilities impairment charges from the closing of five branches as a result of the American Chartered merger.

Net income from our Banking Segment for the six months ended June 30, 2017 grew $17.3 million compared to the same period last year. Total assets increased $3.0 billion at June 30, 2017 compared to a year ago. Our merger with American Chartered Bancorp Inc. in the third quarter of 2016 positively impacted net income and total assets.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net interest income	$2,345	$2,269	$2,413	$2,168	$2,411	$4,614	$4,834
Provision for credit losses	410	(135)	(1,750)	1,964	(356)	275	81
Net interest income after provision for credit losses	1,935	2,404	4,163	204	2,767	4,339	4,753
Non-interest income:
Lease financing revenue, net	17,474	20,253	19,005	17,974	14,919	37,727	33,286
Other non-interest income	676	1,173	754	785	786	1,849	1,626
Total non-interest income	18,150	21,426	19,759	18,759	15,705	39,576	34,912
Non-interest expense:
Salaries and employee benefits expense:
Salaries	4,623	4,810	4,811	4,550	4,242	9,433	8,052
Commissions	2,115	2,572	1,038	1,597	1,274	4,687	4,232
Bonus and stock-based compensation	1,045	955	1,516	950	829	2,000	1,701
Other salaries and benefits (1)	1,523	1,581	1,317	1,310	1,262	3,104	2,705
Total salaries and employee benefits expense	9,306	9,918	8,682	8,407	7,607	19,224	16,690
Occupancy and equipment expense	1,011	944	929	966	947	1,955	1,842
Computer services and telecommunication expense	431	458	483	432	431	889	794
Professional and legal expense	392	399	652	802	414	791	823
Other operating expenses	2,266	2,088	1,714	1,997	1,716	4,354	3,163
Total non-interest expense	13,406	13,807	12,460	12,604	11,115	27,213	23,312
Income before income taxes	6,679	10,023	11,462	6,359	7,357	16,702	16,353
Income tax expense	2,525	4,119	4,653	2,484	2,879	6,644	6,388
Operating earnings	$4,154	$5,904	$6,809	$3,875	$4,478	$10,058	$9,965
Total assets (period end)	$1,275,386	$1,173,558	$1,224,169	$1,126,847	$1,081,723	$1,275,386	$1,081,723

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Leasing Segment for the second quarter of 2017 decreased $1.8 million compared to the prior quarter.

•	Provision for credit losses increased mainly due to loan growth in the quarter. The prior quarter included a negative provision for credit losses due to improvement of a potential problem loan.

•	Lease financing revenue decreased as a result of less promotional income and residual gains partially offset by an increase in fees from the sale of third-party equipment maintenance contracts.

•	Non-interest expense decreased due to reduced commission expense reflective of lower lease financing revenue and increased indirect capitalized costs.

•	Total assets increased due to growth in interest earning assets, mainly loans.

Net income from our Leasing Segment for the six months ended June 30, 2017 increased $93 thousand compared to the same period last year.

•	Lease financing revenue increased as a result of higher rental income and residual gains.

•
Non-interest expense increased due to higher salaries expense related to the investment in sales and other revenue generating staff, higher commissions expense as a result of higher lease financing revenue and an increase in other operating expenses related to internal support functions from the Banking Segment.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net interest income	$10,667	$9,325	$9,113	$8,918	$8,039	$19,992	$15,312
Provision for credit losses	399	342	179	191	190	741	315
Net interest income after provision for credit losses	10,268	8,983	8,934	8,727	7,849	19,251	14,997
Non-interest income:
Mortgage origination revenue	23,283	21,465	29,317	39,962	31,417	44,748	48,311
Mortgage servicing revenue	6,216	6,314	2,960	9,133	8,198	12,530	18,786
Other non-interest income	—	—	—	—	—	—	(3)
Total non-interest income	29,499	27,779	32,277	49,095	39,615	57,278	67,094
Non-interest expense:
Salaries and employee benefits expense:
Salaries	11,247	11,881	12,945	12,958	12,088	23,128	23,538
Commissions	6,494	4,932	8,178	8,554	7,226	11,426	12,242
Bonus and stock-based compensation	905	716	1,116	1,477	1,190	1,621	2,499
Other salaries and benefits (1)	4,952	4,978	5,786	6,730	5,875	9,930	11,117
Total salaries and employee benefits expense	23,598	22,507	28,025	29,719	26,379	46,105	49,396
Occupancy and equipment expense	1,969	1,979	1,900	1,972	1,899	3,948	3,834
Computer services and telecommunication expense	1,701	1,663	1,910	1,881	1,890	3,364	3,831
Professional and legal expense	600	595	418	411	421	1,195	1,018
Other operating expenses	7,886	7,238	6,971	6,587	6,309	15,124	11,793
Total non-interest expense	35,754	33,982	39,224	40,570	36,898	69,736	69,872
Income before income taxes	4,013	2,780	1,987	17,252	10,566	6,793	12,219
Income tax expense	1,600	1,101	795	6,901	4,226	2,701	4,887
Operating earnings	$2,413	$1,679	$1,192	$10,351	$6,340	$4,092	$7,332
Total assets (period end)	$2,369,560	$1,963,165	$1,709,267	$1,761,656	$1,617,829	$2,369,560	$1,617,829

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Mortgage Banking Segment for the second quarter of 2017 increased $734 thousand compared to the prior quarter.

•	Net interest income increased due to earnings on higher loan balances held for investment.

•	Mortgage origination revenue increased due to higher origination volume partly offset by a lower gain on sale margin.

•	Non-interest expense increased due to higher commission expense and higher filing fees as a result of growth in origination volume.

•	Total assets increased due to residential real estate loan growth.

Net income from our Mortgage Banking Segment for the six months ended June 30, 2017 decreased $3.2 million compared to the same period last year.

•	Net interest income increased due to earnings on higher loan balances held for investment.

•
Mortgage origination revenue decreased due to lower mortgage origination volume. Mortgage servicing revenue decreased as mortgage servicing revenue for the six months ended June 30, 2016 was positively impacted by the fair value changes of mortgage servicing rights net of the related economic hedge activity.

•
Non-interest expense decreased due to lower commission and overtime expenses resulting from the decrease in origination volume, lower bonus expense and an overall decline in full time equivalent employees. Other operating expenses increased due to higher filing fees.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
ASSETS
Cash and due from banks	$348,550	$368,078	$364,783	$351,009	$303,037
Interest earning deposits with banks	115,707	102,328	98,686	125,250	123,086
Total cash and cash equivalents	464,257	470,406	463,469	476,259	426,123
Investment securities:
Securities available for sale, at fair value	1,567,071	1,657,950	1,696,195	1,859,356	1,477,395
Securities held to maturity, at amortized cost	1,022,912	1,056,008	1,069,750	1,115,262	1,151,415
Non-marketable securities - FHLB and FRB Stock	160,204	144,427	143,276	146,209	130,232
Total investment securities	2,750,187	2,858,385	2,909,221	3,120,827	2,759,042
Loans held for sale	718,916	493,261	716,883	899,412	843,379
Loans:
Total loans, excluding purchased credit-impaired loans	13,465,064	12,789,667	12,605,726	12,379,358	10,061,076
Purchased credit-impaired loans	149,077	168,814	163,077	161,338	136,811
Total loans	13,614,141	12,958,481	12,768,803	12,540,696	10,197,887
Less: Allowance for loan and lease losses	154,033	144,170	139,366	139,528	135,614
Net loans	13,460,108	12,814,311	12,629,437	12,401,168	10,062,273
Lease investments, net	346,036	315,523	311,327	277,647	233,320
Premises and equipment, net	288,148	290,767	293,910	283,112	243,319
Cash surrender value of life insurance	203,534	202,233	200,945	199,628	138,657
Goodwill	999,925	999,925	1,001,038	993,799	725,039
Other intangibles	58,783	60,869	62,959	65,395	41,569
Mortgage servicing rights, at fair value	249,688	251,498	238,011	154,730	134,969
Other real estate owned, net	11,063	14,706	26,279	33,105	27,663
Other real estate owned related to FDIC transactions	4,849	3,864	5,006	5,177	8,356
Other assets	409,563	370,314	443,832	431,623	352,081
Total assets	$19,965,057	$19,146,062	$19,302,317	$19,341,882	$15,995,790
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,388,292	$6,211,173	$6,408,169	$6,410,334	$4,775,364
Interest bearing	7,873,527	7,788,210	7,702,279	7,868,932	6,660,732
Total deposits	14,261,819	13,999,383	14,110,448	14,279,266	11,436,096
Short-term borrowings	1,993,358	1,550,628	1,569,288	1,496,319	1,246,994
Long-term borrowings	330,160	315,618	311,790	311,645	518,545
Junior subordinated notes issued to capital trusts	211,085	210,769	210,668	209,159	185,925
Accrued expenses and other liabilities	520,355	453,236	520,914	482,085	451,695
Total liabilities	17,316,777	16,529,634	16,723,108	16,778,474	13,839,255
Stockholders' Equity
Preferred stock	115,572	115,572	115,572	116,507	115,280
Common stock	857	857	856	855	757
Additional paid-in capital	1,681,252	1,675,956	1,678,826	1,674,341	1,288,777
Retained earnings	899,930	875,295	838,892	809,769	783,468
Accumulated other comprehensive income	10,520	8,415	5,190	23,763	28,731
Treasury stock	(59,851)	(59,667)	(60,384)	(62,084)	(60,732)
Controlling interest stockholders' equity	2,648,280	2,616,428	2,578,952	2,563,151	2,156,281
Noncontrolling interest	—	—	257	257	254
Total stockholders' equity	2,648,280	2,616,428	2,579,209	2,563,408	2,156,535
Total liabilities and stockholders' equity	$19,965,057	$19,146,062	$19,302,317	$19,341,882	$15,995,790

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Six Months Ended
						June 30,
(Dollars in thousands, except per share data)	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Interest income:
Loans:
Taxable	$143,426	$133,737	$134,048	$118,675	$110,231	$277,163	$215,154
Nontaxable	2,791	2,880	2,947	2,846	2,741	5,671	5,327
Investment securities:
Taxable	8,717	9,122	9,362	8,844	7,799	17,839	17,365
Nontaxable	9,837	9,973	10,220	10,382	10,644	19,810	21,420
Other interest earning accounts and Federal funds sold	228	199	157	164	125	427	266
Total interest income	164,999	155,911	156,734	140,911	131,540	320,910	259,532
Interest expense:
Deposits	8,793	7,475	7,324	6,681	5,952	16,268	11,574
Short-term borrowings	3,912	2,380	1,472	1,092	910	6,292	1,631
Long-term borrowings and junior subordinated notes	3,300	3,013	2,724	2,367	2,076	6,313	4,421
Total interest expense	16,005	12,868	11,520	10,140	8,938	28,873	17,626
Net interest income	148,994	143,043	145,214	130,771	122,602	292,037	241,906
Provision for credit losses	9,699	3,734	2,622	6,549	2,829	13,433	10,392
Net interest income after provision for credit losses	139,295	139,309	142,592	124,222	119,773	278,604	231,514
Non-interest income:
Mortgage banking revenue	29,499	27,779	32,277	49,095	39,615	57,278	67,097
Lease financing revenue, net	18,401	21,418	19,868	18,864	15,708	39,819	34,754
Commercial deposit and treasury management fees	14,499	14,689	14,237	12,957	11,548	29,188	23,426
Trust and asset management fees	8,498	8,520	8,442	8,244	8,236	17,018	16,186
Card fees	4,413	4,566	4,340	4,161	4,045	8,979	7,570
Capital markets and international banking fees	3,586	3,253	4,021	3,313	2,771	6,839	5,998
Consumer and other deposit service fees	3,285	3,363	3,563	3,559	3,161	6,648	6,186
Brokerage fees	1,250	1,125	887	1,294	1,315	2,375	2,473
Loan service fees	2,037	1,969	1,952	1,792	1,961	4,006	3,713
Increase in cash surrender value of life insurance	1,301	1,288	1,316	1,055	850	2,589	1,704
Net gain on investment securities	137	231	178	—	269	368	269
Net (loss) gain on disposal of other assets	(4)	(123)	(749)	5	(2)	(127)	(50)
Other operating income	3,615	3,695	2,491	4,048	2,523	7,310	4,367
Total non-interest income	90,517	91,773	92,823	108,387	92,000	182,290	173,693
Non-interest expense:
Salaries and employee benefits expense	102,566	101,551	108,428	111,478	95,004	204,117	180,595
Occupancy and equipment expense	15,284	15,044	15,689	14,766	13,415	30,328	26,675
Computer services and telecommunication expense	9,785	9,440	11,800	12,836	9,777	19,225	18,832
Advertising and marketing expense	3,245	3,161	3,045	3,084	2,964	6,406	5,842
Professional and legal expense	2,450	2,691	2,509	4,460	3,321	5,141	5,910
Other intangible amortization expense	2,086	2,090	2,388	1,674	1,617	4,176	3,243
Branch exit and facilities impairment charges	6,589	(682)	—	(2,908)	155	5,907	199
Net loss (gain) recognized on other real estate owned and other related expense	690	844	(790)	(721)	258	1,534	(88)
Other operating expenses	22,864	21,526	22,691	25,716	21,395	44,390	42,498
Total non-interest expense	165,559	155,665	165,760	170,385	147,906	321,224	283,706
Income before income taxes	64,253	75,417	69,655	62,224	63,867	139,670	121,501
Income tax expense	19,787	20,880	22,464	17,805	20,455	40,667	38,975
Net income	44,466	54,537	47,191	44,419	43,412	99,003	82,526
Dividends on preferred shares	2,002	2,003	2,005	2,004	2,000	4,005	4,000
Net income available to common stockholders	$42,464	$52,534	$45,186	$42,415	$41,412	$94,998	$78,526

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Common share data:
Basic earnings per common share	$0.51	$0.63	$0.54	$0.55	$0.56	$1.13	$1.07
Diluted earnings per common share	0.50	0.62	0.53	0.54	0.56	1.12	1.06
Weighted average common shares outstanding for basic earnings per common share	83,842,963	83,662,430	83,484,899	77,506,885	73,475,258	83,753,195	73,402,995
Weighted average common shares outstanding for diluted earnings per common share	84,767,414	84,778,130	84,674,181	78,683,170	74,180,374	84,773,271	74,073,655
Common shares outstanding (at end of period)	83,869,517	83,832,648	83,725,269	83,555,257	73,740,348	83,869,517	73,740,348

SELECTED FINANCIAL DATA

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Performance Ratios:
Annualized return on average assets	0.92%	1.16%	0.98%	1.02%	1.11%	1.04%	1.06%
Annualized operating return on average assets (1)	0.99	1.13	1.07	1.20	1.15	1.06	1.12
Annualized return on average common equity	6.78	8.62	7.36	7.67	8.27	7.69	7.90
Annualized operating return on average common equity (1)	7.31	8.39	8.12	9.02	8.56	7.84	8.32
Annualized cash return on average tangible common equity (2)	11.94	15.27	13.22	12.99	13.53	13.57	13.01
Annualized cash operating return on average tangible common equity (3)	12.83	14.88	14.54	15.23	13.99	13.84	13.69
Efficiency ratio (4)	64.19	63.99	64.62	62.69	65.32	64.09	64.44
Annualized net non-interest expense to average assets (5)	1.40	1.35	1.35	1.06	1.35	1.37	1.33
Core non-interest income to revenues (6)	36.60	37.87	38.15	43.98	41.40	37.23	40.42
Net interest margin - fully tax equivalent basis (7)	3.71	3.69	3.65	3.65	3.77	3.70	3.76
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.54	3.50	3.45	3.47	3.53	3.52	3.52
Cost of funds (9)	0.39	0.33	0.28	0.28	0.27	0.36	0.27
Loans to deposits	95.46	92.56	90.49	87.82	89.17	95.46	89.17
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.38%	0.38%	0.46%	0.43%	0.73%	0.38%	0.73%
Non-performing assets (10) to total assets	0.32	0.34	0.45	0.45	0.64	0.32	0.64
Allowance for loan and lease losses to non-performing loans (10)	295.07	293.02	234.81	258.82	181.46	295.07	181.46
Allowance for loan and lease losses to total loans	1.13	1.11	1.09	1.11	1.33	1.13	1.33
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.00)	(0.03)	0.10	0.09	0.09	(0.02)	0.07
Capital Ratios:
Tangible equity to tangible assets (11)	8.51%	8.71%	8.42%	8.34%	9.21%	8.51%	9.21%
Tangible common equity to tangible assets (12)	7.90	8.07	7.79	7.71	8.46	7.90	8.46
Tangible common equity to risk weighted assets (13)	8.90	9.07	8.80	8.83	9.75	8.90	9.75
Total capital to risk-weighted assets (14)	11.60	11.80	11.63	11.66	12.81	11.60	12.81
Tier 1 capital to risk-weighted assets (14)	9.37	9.54	9.40	9.40	11.77	9.37	11.77
Common equity tier 1 capital to risk-weighted assets (14)	8.70	8.84	8.72	8.71	9.52	8.70	9.52
Tier 1 capital to average assets (leverage ratio) (14)	8.60	8.58	8.38	9.29	10.41	8.60	10.41
Per Share Data:
Book value per common share (15)	$30.20	$29.83	$29.43	$29.28	$27.68	$30.20	$27.68
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.38	12.40	12.45	12.40	10.20	12.38	10.20
Tangible book value per common share (16)	$17.82	$17.43	$16.98	$16.88	$17.48	$17.82	$17.48
Cash dividends per common share	$0.21	$0.19	$0.19	$0.19	$0.19	$0.40	$0.36

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(10)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$23,229	$23,330	$23,415	$53,968	$54,457
States and political subdivisions	387,351	389,109	391,365	410,737	400,948
Mortgage-backed securities	1,006,931	1,056,529	1,076,692	1,173,330	785,367
Corporate bonds	138,556	178,097	193,895	210,193	225,525
Equity securities	11,004	10,885	10,828	11,128	11,098
Total fair value	$1,567,071	$1,657,950	$1,696,195	$1,859,356	$1,477,395

Unrealized gain, net
Government sponsored agencies and enterprises	$88	$126	$148	$512	$783
States and political subdivisions	19,966	17,780	14,824	27,696	31,132
Mortgage-backed securities	(1,233)	(2,412)	(4,001)	12,534	16,258
Corporate bonds	608	762	731	1,253	795
Equity securities	(110)	(172)	(172)	196	226
Total unrealized gain, net	$19,319	$16,084	$11,530	$42,191	$49,194

Securities held to maturity, at amortized cost:
States and political subdivisions	$896,043	$910,336	$910,608	$939,491	$960,784
Mortgage-backed securities	126,869	145,672	159,142	175,771	190,631
Total amortized cost	$1,022,912	$1,056,008	$1,069,750	$1,115,262	$1,151,415

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of June 30, 2017.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2017		3/31/2017		12/31/2016		9/30/2016		6/30/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,703,328	35%	$4,364,122	34%	$4,346,506	34%	$4,385,812	35%	$3,561,500	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,076,911	15	2,008,601	16	2,002,976	16	1,873,380	15	1,794,465	18
Commercial real estate	3,882,754	29	3,734,171	29	3,788,016	29	3,794,801	30	2,827,720	28
Construction real estate	449,116	3	554,942	4	518,562	4	451,023	4	357,807	3
Total commercial-related loans	11,112,109	82	10,661,836	83	10,656,060	83	10,505,016	84	8,541,492	84
Other loans:
Residential real estate	1,411,259	10	1,227,218	9	1,060,828	8	998,827	8	753,707	7
Indirect vehicle	627,819	4	573,792	4	541,680	4	522,271	4	491,480	5
Home equity	238,952	2	246,805	2	266,377	2	275,288	2	198,622	2
Consumer	74,925	1	80,016	1	80,781	1	77,956	1	75,775	1
Total other loans	2,352,955	17	2,127,831	16	1,949,666	15	1,874,342	15	1,519,584	15
Total loans, excluding purchased credit-impaired loans	13,465,064	99	12,789,667	99	12,605,726	98	12,379,358	99	10,061,076	99
Purchased credit-impaired loans	149,077	1	168,814	1	163,077	2	161,338	1	136,811	1
Total loans	$13,614,141	100%	$12,958,481	100%	$12,768,803	100%	$12,540,696	100%	$10,197,887	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+5.3%		+1.5%		+1.8%		+23.0%		+2.4%
From same quarter one year ago	+33.8%		+30.2%		+30.6%		+34.1%		+12.7%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q17		1Q17		4Q16		3Q16		2Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,494,343	34%	$4,269,545	34%	$4,274,398	35%	$3,850,588	35%	$3,522,641	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,989,397	15	1,938,564	15	1,896,486	15	1,825,505	16	1,777,763	18
Commercial real estate	3,790,911	29	3,742,505	30	3,775,599	30	3,183,131	29	2,821,516	28
Construction real estate	512,385	4	554,612	4	486,861	4	397,480	4	351,079	3
Total commercial-related loans	10,787,036	82	10,505,226	83	10,433,344	84	9,256,704	84	8,472,999	84
Other loans:
Residential real estate	1,331,369	10	1,133,927	9	1,031,152	8	862,393	7	710,384	7
Indirect vehicle	601,394	4	552,669	4	532,782	4	507,772	5	462,053	5
Home equity	243,232	2	253,654	2	273,694	2	231,399	2	202,228	2
Consumer	81,164	1	81,564	1	80,113	1	77,451	1	78,108	1
Total other loans	2,257,159	17	2,021,814	16	1,917,741	15	1,679,015	15	1,452,773	15
Total loans, excluding purchased credit-impaired loans	13,044,195	99	12,527,040	99	12,351,085	99	10,935,719	99	9,925,772	99
Purchased credit-impaired loans	161,218	1	156,058	1	152,509	1	135,548	1	136,415	1
Total loans	$13,205,413	100%	$12,683,098	100%	$12,503,594	100%	$11,071,267	100%	$10,062,187	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+4.1%		+1.4%		+12.9%		+10.2%		+3.0%
From same quarter one year ago	+31.4%		+30.0%		+31.6%		+21.1%		+13.2%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Non-performing loans:
Non-accrual loans (1)	$51,013	$47,042	$48,974	$52,135	$67,544
Loans 90 days or more past due, still accruing interest	1,190	2,159	10,378	1,774	7,190
Total non-performing loans	52,203	49,201	59,352	53,909	74,734
Other real estate owned	11,063	14,706	26,279	33,105	27,663
Repossessed assets	484	477	322	453	459
Total non-performing assets	$63,750	$64,384	$85,953	$87,467	$102,856
Potential problem loans (2)	$134,509	$153,779	$144,544	$111,594	$99,782
Purchased credit-impaired loans (3)	$149,077	$168,814	$163,077	$161,338	$136,811
Total non-performing, potential problem and purchased credit-impaired loans	$335,789	$371,794	$366,973	$326,841	$311,327

Total allowance for loan and lease losses	$154,033	$144,170	$139,366	$139,528	$135,614
Accruing restructured loans (4)	29,658	31,101	32,687	28,561	26,715
Total non-performing loans to total loans	0.38%	0.38%	0.46%	0.43%	0.73%
Total non-performing assets to total assets	0.32	0.34	0.45	0.45	0.64
Allowance for loan and lease losses to non-performing loans	295.07	293.02	234.81	258.82	181.46

(1)
Includes $22.8 million, $20.7 million, $27.1 million, $23.4 million and $28.9 million of restructured loans on non-accrual status at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $65.7 million, $68.8 million, $66.1 million, $60.1 million and $54.1 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were previously acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Commercial and lease	$8,166	$8,739	$15,189	$14,898	$29,509
Commercial real estate	9,512	8,719	11,767	4,655	7,163
Consumer-related	34,525	31,743	32,396	34,356	38,062
Total non-performing loans	$52,203	$49,201	$59,352	$53,909	$74,734

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Allowance for credit losses, balance at the beginning of period	$146,498	$141,842	$142,399	$138,333	$137,732	$141,842	$131,508
Provision for credit losses	9,699	3,734	2,622	6,549	2,829	13,433	10,392
Charge-offs	2,921	3,373	6,442	4,157	6,424	6,294	10,012
Recoveries	3,021	4,295	3,263	1,674	4,196	7,316	6,445
Net (recoveries) charge-offs	(100)	(922)	3,179	2,483	2,228	(1,022)	3,567
Allowance for credit losses	156,297	146,498	141,842	142,399	138,333	156,297	138,333
Allowance for unfunded credit commitments	(2,264)	(2,328)	(2,476)	(2,871)	(2,719)	(2,264)	(2,719)
Allowance for loan and lease losses	$154,033	$144,170	$139,366	$139,528	$135,614	$154,033	$135,614
Total loans, excluding loans held for sale	$13,614,141	$12,958,481	$12,768,803	$12,540,696	$10,197,887	$13,614,141	$10,197,887
Average loans, excluding loans held for sale	13,205,413	12,683,098	12,503,594	11,071,267	10,062,187	12,945,698	9,917,267
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.13%	1.11%	1.09%	1.11%	1.33%	1.13%	1.33%
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.00)	(0.03)	0.10	0.09	0.09	(0.02)	0.07

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Commercial related loans:
General reserve	$133,869	$125,370	$120,221	$112,653	$108,972
Specific reserve	1,800	1,272	3,243	9,698	12,205
Consumer related reserve	18,364	17,528	15,902	17,177	14,437
Total allowance for loan and lease losses	$154,033	$144,170	$139,366	$139,528	$135,614

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended June 30, 2017 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$19,752	$14,911	$31,426	$66,089
Charge-offs	(602)	—	—	(602)
Accretion	—	(2,831)	(3,869)	(6,700)
Transfer (1)	(606)	606	—	—
Balance at end of period	$18,544	$12,686	$27,557	$58,787

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2017		3/31/2017		12/31/2016		9/30/2016		6/30/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,388,292	45%	$6,211,173	44%	$6,408,169	46%	$6,410,334	45%	$4,775,364	42%
Money market, NOW and interest bearing deposits	4,600,506	32	4,580,773	33	4,543,004	32	4,660,407	33	3,771,111	33
Savings deposits	1,109,155	8	1,126,879	8	1,135,992	8	1,147,900	8	1,021,845	9
Total low cost deposits	12,097,953	85	11,918,825	85	12,087,165	86	12,218,641	86	9,568,320	84
Certificates of deposit:
Certificates of deposit	1,340,071	9	1,261,228	9	1,225,102	9	1,298,186	9	1,220,562	11
Brokered certificates of deposit	823,795	6	819,330	6	798,181	5	762,439	5	647,214	5
Total certificates of deposit	2,163,866	15	2,080,558	15	2,023,283	14	2,060,625	14	1,867,776	16
Total deposits	$14,261,819	100%	$13,999,383	100%	$14,110,448	100%	$14,279,266	100%	$11,436,096	100%
Change in total deposits:
From prior quarter	+1.9%		-0.8%		-1.2%		+24.9%		-0.8%
From same quarter one year ago	+24.7%		+21.4%		+22.6%		+26.9%		+5.3%

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q17		1Q17		4Q16		3Q16		2Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,336,151	45%	$6,209,402	45%	$6,454,025	45%	$5,524,043	43%	$4,806,692	42%
Money market, NOW and interest bearing deposits	4,506,765	32	4,529,402	33	4,628,698	33	4,161,913	33	3,836,134	33
Savings deposits	1,113,159	8	1,131,757	8	1,140,926	8	1,080,609	8	1,006,902	9
Total low cost deposits	11,956,075	85	11,870,561	86	12,223,649	86	10,766,565	84	9,649,728	84
Certificates of deposit:
Certificates of deposit	1,317,995	9	1,245,152	9	1,263,675	9	1,257,959	10	1,237,198	11
Brokered certificates of deposit	820,026	6	815,473	5	779,411	5	702,030	6	598,702	5
Total certificates of deposit	2,138,021	15	2,060,625	14	2,043,086	14	1,959,989	16	1,835,900	16
Total deposits	$14,094,096	100%	$13,931,186	100%	$14,266,735	100%	$12,726,554	100%	$11,485,628	100%
Change in total deposits:
From prior quarter	+1.2%		-2.4%		+12.1%		+10.8%		+0.1%
From same quarter one year ago	+22.7%		+21.4%		+23.7%		+13.2%		+5.4%

SHORT-TERM BORROWINGS

The following table shows the composition of short-term borrowings by time to maturity and the weighted average cost at period end as of June 30, 2017 (dollars in thousands):

	Time to Maturity
	0-30 days	31-60 days	61-90 days	91-365 days	Total
Customer repurchase agreements	$203,358	$—	$—	$—	$203,358
Federal Home Loan Bank advances	550,000	400,000	75,000	625,000	1,650,000
Federal funds purchased	137,000	—	3,000	—	140,000
Total short-term borrowings	$890,358	$400,000	$78,000	$625,000	$1,993,358

Weighted average cost	0.99%	1.14%	1.15%	1.19%	1.09%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q17			1Q17			2Q16
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$585,207	$5,434	3.71%	$565,128	$5,033	3.56%	$727,631	$6,311	3.47%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,494,343	49,620	4.37	4,269,545	45,755	4.29	3,522,641	39,002	4.38
Commercial loans collateralized by assignment of lease payments (lease loans)	1,989,397	18,393	3.70	1,938,564	17,781	3.67	1,777,763	16,647	3.75
Commercial real estate	3,790,911	42,119	4.40	3,742,505	40,500	4.33	2,821,516	29,948	4.20
Construction real estate	512,385	5,344	4.13	554,612	5,569	4.02	351,079	3,436	3.87
Total commercial-related loans	10,787,036	115,476	4.24	10,505,226	109,605	4.17	8,472,999	89,033	4.17
Other loans:
Residential real estate	1,331,369	11,111	3.34	1,133,927	9,441	3.33	710,384	6,064	3.41
Indirect	601,394	6,935	4.63	552,669	6,111	4.48	462,053	5,333	4.64
Home equity	243,232	2,475	4.08	253,654	2,502	4.00	202,228	1,969	3.92
Consumer	81,164	815	4.03	81,564	800	3.98	78,108	767	3.95
Total other loans	2,257,159	21,336	3.79	2,021,814	18,854	3.76	1,452,773	14,133	3.90
Total loans, excluding purchased credit-impaired loans	13,044,195	136,812	4.16	12,527,040	128,459	4.11	9,925,772	103,166	4.13
Purchased credit-impaired loans	161,218	5,474	13.62	156,058	4,675	12.15	136,415	4,972	14.66
Total loans	13,205,413	142,286	4.28	12,683,098	133,134	4.20	10,062,187	108,138	4.27
Taxable investment securities	1,539,432	8,717	2.26	1,593,209	9,122	2.29	1,466,915	7,799	2.13
Investment securities exempt from federal income taxes (3)	1,263,213	15,134	4.79	1,278,150	15,344	4.80	1,339,465	16,375	4.89
Federal funds sold	145	1	1.37	38	0	1.23	35	0	1.00
Other interest earning deposits	87,549	227	1.04	130,553	199	0.62	100,200	125	0.50
Total interest earning assets	$16,680,959	$171,799	4.10%	$16,250,176	$162,832	4.01%	$13,696,433	$138,748	4.03%
Non-interest earning assets	2,708,504			2,752,806			2,044,225
Total assets	$19,389,463			$19,002,982			$15,740,658
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,506,765	$3,284	0.29%	$4,529,402	$2,622	0.23%	$3,836,134	$2,049	0.21%
Savings deposits	1,113,159	244	0.09	1,131,757	255	0.09	1,006,902	174	0.07
Certificates of deposit	1,317,995	2,236	0.68	1,245,152	1,690	0.55	1,237,198	1,474	0.48
Customer repurchase agreements	182,062	97	0.21	198,977	100	0.20	162,038	85	0.21
Total core funding	7,119,981	5,861	0.33	7,105,288	4,667	0.27	6,242,272	3,782	0.24
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	820,026	3,029	1.48	815,473	2,908	1.45	598,702	2,255	1.51
Other borrowings	2,035,391	7,115	1.38	1,819,393	5,293	1.16	1,573,083	2,901	0.73
Total wholesale funding	2,855,417	10,144	1.41	2,634,866	8,201	1.25	2,171,785	5,156	0.95
Total interest bearing liabilities	$9,975,398	$16,005	0.64%	$9,740,154	$12,868	0.53%	$8,414,057	$8,938	0.42%
Non-interest bearing deposits	6,336,151			6,209,402			4,806,692
Other non-interest bearing liabilities	451,071			465,083			389,807
Stockholders' equity	2,626,843			2,588,343			2,130,102
Total liabilities and stockholders' equity	$19,389,463			$19,002,982			$15,740,658
Net interest income/interest rate spread (4)		$155,794	3.46%		$149,964	3.48%		$129,810	3.61%
Taxable equivalent adjustment		6,800			6,921			7,208
Net interest income, as reported		$148,994			$143,043			$122,602
Net interest margin (5)			3.55%			3.52%			3.56%
Tax equivalent effect			0.16%			0.17%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.71%			3.69%			3.77%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$575,223	$10,467	3.64%	$694,326	$12,277	3.54%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,382,565	95,375	4.33	3,527,041	76,359	4.28
Commercial loans collateralized by assignment of lease payments (lease loans)	1,964,121	36,174	3.68	1,766,161	33,224	3.76
Commercial real estate	3,766,842	82,619	4.36	2,777,832	57,987	4.13
Construction real estate	533,382	10,913	4.07	313,938	6,338	3.99
Total commercial-related loans	10,646,910	225,081	4.21	8,384,972	173,908	4.11
Other loans:
Residential real estate	1,233,193	20,552	3.33	675,307	11,759	3.48
Indirect	577,166	13,046	4.56	433,263	10,091	4.68
Home equity	248,414	4,977	4.04	206,453	4,002	3.90
Consumer	81,363	1,615	4.00	79,339	1,561	3.96
Total other loans	2,140,136	40,190	3.77	1,394,362	27,413	3.94
Total loans, excluding purchased credit-impaired loans	12,787,046	265,271	4.14	9,779,334	201,321	4.09
Purchased credit-impaired loans	158,652	10,149	12.90	137,933	9,752	14.22
Total loans	12,945,698	275,420	4.24	9,917,267	211,073	4.23
Taxable investment securities	1,566,172	17,839	2.28	1,495,749	17,365	2.32
Investment securities exempt from federal income taxes (3)	1,270,640	30,478	4.80	1,350,967	32,954	4.88
Federal funds sold	92	1	1.34	39	0	1.00
Other interest earning deposits	108,932	426	0.79	106,974	266	0.50
Total interest earning assets	$16,466,757	$334,631	4.05%	$13,565,322	$273,935	4.02%
Non-interest earning assets	2,730,533			2,048,789
Total assets	$19,197,290			$15,614,111
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,518,021	$5,906	0.26%	$3,972,642	$4,135	0.21%
Savings deposits	1,122,407	499	0.09	995,460	333	0.07
Certificates of deposit	1,281,774	3,926	0.62	1,237,584	2,887	0.47
Customer repurchase agreements	190,473	197	0.21	176,076	179	0.20
Total core funding	7,112,675	10,528	0.30	6,381,762	7,534	0.24
Wholesale funding:
Brokered accounts (includes fee expense)	817,762	5,937	1.46	566,806	4,219	1.50
Other borrowings	1,927,988	12,408	1.28	1,450,178	5,873	0.80
Total wholesale funding	2,745,750	18,345	1.33	2,016,984	10,092	1.00
Total interest bearing liabilities	$9,858,425	$28,873	0.59%	$8,398,746	$17,626	0.42%
Non-interest bearing deposits	6,273,127			4,706,351
Other non-interest bearing liabilities	458,039			394,133
Stockholders' equity	2,607,699			2,114,881
Total liabilities and stockholders' equity	$19,197,290			$15,614,111
Net interest income/interest rate spread (4)		$305,758	3.46%		$256,309	3.60%
Taxable equivalent adjustment		13,721			14,403
Net interest income, as reported		$292,037			$241,906
Net interest margin (5)			3.54%			3.55%
Tax equivalent effect			0.16%			0.21%
Net interest margin on a fully tax equivalent basis (5)			3.70%			3.76%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	2Q17			1Q17			2Q16
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,205,413	$142,286	4.28%	$12,683,098	$133,134	4.20%	$10,062,187	$108,138	4.27%
Less acquisition accounting discount accretion on non-PCI loans	(29,492)	3,869		(38,442)	4,970		(27,123)	5,390
Less acquisition accounting discount accretion on PCI loans	(32,946)	2,831		(33,811)	2,188		(23,272)	2,312
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,267,851	$135,586	4.06%	$12,755,351	$125,976	3.95%	$10,112,582	$100,436	3.94%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,680,959	$155,794	3.71%	$16,250,176	$149,964	3.69%	$13,696,433	$129,810	3.77%
Less acquisition accounting discount accretion on non-PCI loans	(29,492)	3,869		(38,442)	4,970		(27,123)	5,390
Less acquisition accounting discount accretion on PCI loans	(32,946)	2,831		(33,811)	2,188		(23,272)	2,312
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,743,397	$149,094	3.54%	$16,322,429	$142,806	3.50%	$13,746,828	$122,108	3.53%

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$12,945,698	$275,420	4.24%	$9,917,267	$211,073	4.23%
Less acquisition accounting discount accretion on non-PCI loans	(31,877)	8,839		(29,598)	10,340
Less acquisition accounting discount accretion on PCI loans	(36,726)	5,019		(24,535)	4,715
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,014,301	$261,562	4.01%	$9,971,400	$196,018	3.90%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,466,757	$305,758	3.70%	$13,565,322	$256,309	3.76%
Less acquisition accounting discount accretion on non-PCI loans	(31,877)	8,839		(29,598)	10,340
Less acquisition accounting discount accretion on PCI loans	(36,726)	5,019		(24,535)	4,715
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,535,360	$291,900	3.52%	$13,619,455	$241,254	3.52%

We have revised the method of annualizing interest income and interest expense for the calculation of the net interest margin and net interest margin on a fully tax equivalent basis to take into account the day count interest payment convention at the interest earning asset or interest bearing liability level. Among the most common conventions are 30/360 or 365, actual/360 or 365, and actual/actual. For comparability purposes, we have included prior period revised data below.

	Six Months Ended	Years Ended December 31,
	June 30, 2017	2016	2015
Net interest margin	3.54%	3.50%	3.60%
Net interest margin - fully tax equivalent basis	3.70%	3.70%	3.81%
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans	3.52%	3.49%	3.58%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$29,499	$27,779	$32,277	$49,095	$39,615	$57,278	$67,097
Lease financing revenue, net	18,401	21,418	19,868	18,864	15,708	39,819	34,754
Commercial deposit and treasury management fees	14,499	14,689	14,237	12,957	11,548	29,188	23,426
Trust and asset management fees	8,498	8,520	8,442	8,244	8,236	17,018	16,186
Card fees	4,413	4,566	4,340	4,161	4,045	8,979	7,570
Capital markets and international banking fees	3,586	3,253	4,021	3,313	2,771	6,839	5,998
Total key fee initiatives	78,896	80,225	83,185	96,634	81,923	159,121	155,031
Consumer and other deposit service fees	3,285	3,363	3,563	3,559	3,161	6,648	6,186
Brokerage fees	1,250	1,125	887	1,294	1,315	2,375	2,473
Loan service fees	2,037	1,969	1,952	1,792	1,961	4,006	3,713
Increase in cash surrender value of life insurance	1,301	1,288	1,316	1,055	850	2,589	1,704
Other operating income	2,458	2,734	2,350	3,337	2,043	5,192	3,879
Total core non-interest income	89,227	90,704	93,253	107,671	91,253	179,931	172,986
Non-core non-interest income:
Net gain on investment securities	137	231	178	—	269	368	269
Net (loss) gain on disposal of other assets	(4)	(123)	(749)	5	(2)	(127)	(50)
Recovery of low to moderate income real estate investment	488	—	—	—	—	488	—
Increase in market value of assets held in trust for deferred compensation (1)	669	961	141	711	480	1,630	488
Total non-core non-interest income	1,290	1,069	(430)	716	747	2,359	707
Total non-interest income	$90,517	$91,773	$92,823	$108,387	$92,000	$182,290	$173,693

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$59,889	$58,811	$60,553	$56,083	$52,281	$118,700	$102,068
Commissions	9,730	8,611	10,306	11,323	9,924	18,341	19,294
Bonus and stock-based compensation	12,553	12,290	12,167	12,980	12,871	24,843	21,528
Other salaries and benefits (2)	19,173	20,264	21,023	21,697	19,124	39,437	36,812
Total salaries and employee benefits expense	101,345	99,976	104,049	102,083	94,200	201,321	179,702
Occupancy and equipment expense	15,278	15,040	15,594	14,662	13,407	30,318	26,667
Computer services and telecommunication expense	9,709	9,255	11,019	9,731	9,266	18,964	18,016
Advertising and marketing expense	3,245	3,161	3,039	3,031	2,923	6,406	5,778
Professional and legal expense	2,447	2,594	2,351	2,779	3,220	5,041	5,712
Other intangible amortization expense	2,086	2,090	2,388	1,674	1,617	4,176	3,243
Net loss (gain) recognized on other real estate owned (A)	706	607	(982)	(908)	15	1,313	(468)
Other real estate expense, net (A)	(16)	237	192	187	243	221	380
Other operating expenses	22,924	21,486	21,478	21,067	19,814	44,410	38,180
Total core non-interest expense	157,724	154,446	159,128	154,306	144,705	312,170	277,210
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	7,166	258	6,491	11,368	2,566	7,424	5,853
Branch exit and facilities impairment charges	—	—	—	—	155	—	155
Contribution to MB Financial Charitable Foundation (C)	—	—	—	4,000	—	—	—
Increase in market value of assets held in trust for deferred compensation (D)	669	961	141	711	480	1,630	488
Total non-core non-interest expense	7,835	1,219	6,632	16,079	3,201	9,054	6,496
Total non-interest expense	$165,559	$155,665	$165,760	$170,385	$147,906	$321,224	$283,706

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$552	$614	$4,238	$8,684	$324	$1,166	$405
Occupancy and equipment expense	6	4	95	104	8	10	8
Computer services and telecommunication expense	76	185	781	3,105	511	261	816
Advertising and marketing expense	—	—	6	53	41	—	64
Professional and legal expense	3	97	158	1,681	101	100	198
Branch exit and facilities impairment charges (2)	6,589	(682)	—	(2,908)	—	5,907	44
Contingent consideration expense - Celtic acquisition (3)	—	—	1,000	—	—	—	2,703
Other operating expenses	(60)	40	213	649	1,581	(20)	1,615
Total merger related and repositioning expenses	$7,166	$258	$6,491	$11,368	$2,566	$7,424	$5,853

(1)	Primarily includes costs incurred in connection with the American Chartered merger.

(2)
Includes branch exit charges on branches closed in the second quarter of 2017 as a result of the American Chartered merger, a gain on the sale of a branch in the first quarter of 2017 and a reversal of an exit cost due to a favorable lease termination in the third quarter of 2016 on a branch acquired through the Taylor Capital merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Resides in other operating expenses in the consolidated statements of operations.

MORTGAGE BANKING SEGMENT DATA

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Mortgage origination revenue:
Gain on sale revenue, net (A)	$18,000	$15,607	$23,576	$35,190	$27,032	$33,607	$41,331
Origination fees	5,283	5,858	5,741	4,772	4,385	11,141	6,980
Total mortgage origination revenue	$23,283	$21,465	$29,317	$39,962	$31,417	$44,748	$48,311

Mortgage servicing revenue:
Servicing fees	$14,065	$13,735	$12,610	$12,022	$11,418	$27,800	$21,943
Amortization/prepayment of mortgage servicing rights (1)	(7,822)	(6,743)	(8,777)	(8,551)	(7,790)	(14,565)	(13,103)
Fair value changes of mortgage servicing rights	(6,195)	4,083	65,006	9,853	(19,035)	(2,112)	(48,213)
Economic hedge activity, net	6,168	(4,761)	(65,879)	(4,191)	23,605	1,407	58,159
Fair value changes of mortgage servicing rights net of economic hedge activity	(27)	(678)	(873)	5,662	4,570	(705)	9,946
Total mortgage servicing revenue	$6,216	$6,314	$2,960	$9,133	$8,198	$12,530	$18,786

Mortgage servicing rights, at fair value:
Beginning balance	$251,498	$238,011	$154,730	$134,969	$145,800	$238,011	$168,162
Originations/purchases	12,207	16,147	27,052	18,459	15,994	28,354	28,123
Amortization/prepayment (1)	(7,822)	(6,743)	(8,777)	(8,551)	(7,790)	(14,565)	(13,103)
Fair value changes	(6,195)	4,083	65,006	9,853	(19,035)	(2,112)	(48,213)
Ending balance	$249,688	$251,498	$238,011	$154,730	$134,969	$249,688	$134,969

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$20,823,016	$20,450,217	$19,683,073	$18,477,648	$17,739,626	$20,823,016	$17,739,626
Mortgage servicing rights valuation	1.20%	1.23%	1.21%	0.84%	0.76%	1.20%	0.76%

Loans funded:
For sale	$1,248,544	$1,073,357	$1,933,208	$1,853,146	$1,594,632	$2,321,901	$2,839,617
For investment	233,314	212,745	121,198	123,228	114,412	446,059	198,231

Loans funded by purpose:
Refinance	30%	41%	56%	48%	42%	35%	45%
Purchase	70	59	44	52	58	65	55

Loans funded by channel:
Retail	27%	23%	21%	22%	23%	25%	21%
Third party	73	77	79	78	77	75	79

Originated for sale mortgage volume (2) (B)	$1,299,706	$1,061,173	$1,419,871	$2,055,919	$1,712,602	$2,360,879	$3,077,471

Gain on sale margin (A)/(B)	1.38%	1.47%	1.66%	1.71%	1.58%	1.42%	1.34%

(1)	Changes due to collection or realization of expected cash flows.

(2)	Includes change in mortgage rate lock commitments expected to close, change in loans held for sale and loans sold to investors during the period.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank mergers loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains on investment securities, net gains and losses on disposal of other assets, recovery of low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains on investment securities, net gains and losses on disposal of other assets, recovery of low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the

“Selected Financial Data” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Non-interest Income” and “Non-interest Expense.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Stockholders' equity - as reported	$2,648,280	$2,616,428	$2,579,209	$2,563,408	$2,156,535
Less goodwill	999,925	999,925	1,001,038	993,799	725,039
Less other intangible assets, net of tax benefit	38,209	39,565	40,923	42,507	27,020
Tangible equity	$1,610,146	$1,576,938	$1,537,248	$1,527,102	$1,404,476

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Total assets - as reported	$19,965,057	$19,146,062	$19,302,317	$19,341,882	$15,995,790
Less goodwill	999,925	999,925	1,001,038	993,799	725,039
Less other intangible assets, net of tax benefit	38,209	39,565	40,923	42,507	27,020
Tangible assets	$18,926,923	$18,106,572	$18,260,356	$18,305,576	$15,243,731

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Common stockholders' equity - as reported	$2,532,708	$2,500,856	$2,463,637	$2,446,901	$2,041,255
Less goodwill	999,925	999,925	1,001,038	993,799	725,039
Less other intangible assets, net of tax benefit	38,209	39,565	40,923	42,507	27,020
Tangible common equity	$1,494,574	$1,461,366	$1,421,676	$1,410,595	$1,289,196

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Average common stockholders' equity - as reported	$2,511,271	$2,472,771	$2,441,809	$2,201,095	$2,014,822	$2,492,127	$1,999,601
Less average goodwill	999,925	1,001,005	994,053	835,894	725,011	1,000,462	725,041
Less average other intangible assets, net of tax benefit	38,836	40,052	41,471	32,744	27,437	39,440	27,974
Average tangible common equity	$1,472,510	$1,431,714	$1,406,285	$1,332,457	$1,262,374	$1,452,225	$1,246,586

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net income available to common stockholders - as reported	$42,464	$52,534	$45,186	$42,415	$41,412	$94,998	$78,526
Plus other intangible amortization expense, net of tax benefit	1,356	1,359	1,552	1,088	1,051	2,714	2,108
Net cash flow available to common stockholders	$43,820	$53,893	$46,738	$43,503	$42,463	$97,712	$80,634

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Net income - as reported	$44,466	$54,537	$47,191	$44,419	$43,412	$99,003	$82,526
Less non-core items:
Net gain on investment securities	137	231	178	—	269	368	269
Net (loss) gain on disposal of other assets	(4)	(123)	(749)	5	(2)	(127)	(50)
Recovery of low to moderate income real estate investment	488	—	—	—	—	488	—
Increase in market value of assets held in trust for deferred compensation - other operating income	669	961	141	711	480	1,630	488
Merger related and repositioning expenses	(7,166)	(258)	(6,491)	(11,368)	(2,566)	(7,424)	(5,853)
Branch exit and facilities impairment charges	—	—	—	—	(155)	—	(155)
Contribution to MB Financial Charitable Foundation	—	—	—	(4,000)	—	—	—
Increase in market value of assets held in trust for deferred compensation - other operating expense	(669)	(961)	(141)	(711)	(480)	(1,630)	(488)
Total non-core items	(6,545)	(150)	(7,062)	(15,363)	(2,454)	(6,695)	(5,789)
Income tax expense on non-core items	(2,598)	(59)	(2,406)	(6,074)	(1,003)	(2,657)	(1,580)
Income tax expense - other (1)	(655)	(1,449)	—	—	—	(2,104)	—
Income tax benefit resulting from early adoption of new stock-based compensation guidance	—	—	—	(1,793)	—	—	—
Non-core items, net of tax	(3,292)	1,358	(4,656)	(7,496)	(1,451)	(1,934)	(4,209)
Operating earnings	47,758	53,179	51,847	51,915	44,863	100,937	86,735
Dividends on preferred shares	2,002	2,003	2,005	2,004	2,000	4,005	4,000
Operating earnings available to common stockholders	$45,756	$51,176	$49,842	$49,911	$42,863	$96,932	$82,735
Diluted operating earnings per common share	$0.54	$0.60	$0.59	$0.63	$0.58	$1.14	$1.12
Weighted average common shares outstanding for diluted operating earnings per common share	84,767,414	84,778,130	84,674,181	78,683,170	74,180,374	84,773,271	74,073,655

(1)	The first and second quarters of 2017 include reversals of a tax liability no longer needed related to two of our acquired entities.

Efficiency Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Non-interest expense	$165,559	$155,665	$165,760	$170,385	$147,906	$321,224	$283,706
Less merger related and repositioning expenses	7,166	258	6,491	11,368	2,566	7,424	5,853
Less branch exit and facilities impairment charges	—	—	—	—	155	—	155
Less contribution to MB Financial Charitable Foundation	—	—	—	4,000	—	—	—
Less increase in market value of assets held in trust for deferred compensation	669	961	141	711	480	1,630	488
Non-interest expense - as adjusted	$157,724	$154,446	$159,128	$154,306	$144,705	$312,170	$277,210

Net interest income	$148,994	$143,043	$145,214	$130,771	$122,602	$292,037	$241,906
Tax equivalent adjustment	6,800	6,921	7,090	7,122	7,208	13,721	14,403
Net interest income on a fully tax equivalent basis	155,794	149,964	152,304	137,893	129,810	305,758	256,309
Plus non-interest income	90,517	91,773	92,823	108,387	92,000	182,290	173,693
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	701	694	709	568	458	1,394	918
Less net gain on investment securities	137	231	178	—	269	368	269
Less net (loss) gain on disposal of other assets	(4)	(123)	(749)	5	(2)	(127)	(50)
Less recovery of low-income housing investment	488	—	—	—	—	488	—
Less increase in market value of assets held in trust for deferred compensation	669	961	141	711	480	1,630	488
Non-interest income - as adjusted	89,928	91,398	93,962	108,239	91,711	181,325	173,904
Total revenue - as adjusted and on a fully tax equivalent basis	$245,722	$241,362	$246,266	$246,132	$221,521	$487,083	$430,213
Efficiency ratio	64.19%	63.99%	64.62%	62.69%	65.32%	64.09%	64.44%
Efficiency ratio (without adjustments)	69.12%	66.29%	69.64%	71.24%	68.92%	67.72%	68.26%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Non-interest expense - as adjusted (1)	$157,724	$154,446	$159,128	$154,306	$144,705	$312,170	$277,210
Less non-interest income - as adjusted (1)	89,928	91,398	93,962	108,239	91,711	181,325	173,904
Net non-interest expense - as adjusted	$67,796	$63,048	$65,166	$46,067	$52,994	$130,845	$103,306
Average assets	$19,389,463	$19,002,982	$19,192,747	$17,248,431	$15,740,658	$19,197,290	$15,614,111
Annualized net non-interest expense to average assets	1.40%	1.35%	1.35%	1.06%	1.35%	1.37%	1.33%
Annualized net non-interest expense to average assets (without adjustments)	1.55%	1.36%	1.51%	1.43%	1.43%	1.46%	1.42%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q17	1Q17	4Q16	3Q16	2Q16	2017	2016
Non-interest income - as adjusted (1)	$89,928	$91,398	$93,962	$108,239	$91,711	$181,325	$173,904
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$245,722	$241,362	$246,266	$246,132	$221,521	$487,083	$430,213
Core non-interest income to revenues ratio	36.60%	37.87%	38.15%	43.98%	41.40%	37.23%	40.42%
Non-interest income to revenues ratio (without adjustments)	37.79%	39.08%	39.00%	45.32%	42.87%	38.43%	41.79%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.